                                                                     EXHIBIT 4.4

================================================================================

                                    INDENTURE

                                      among

                         SLM STUDENT LOAN TRUST 2005-2,
                                 as the Issuer,

                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                       not in its individual capacity but
                      solely as the Eligible Lender Trustee

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                       not in its individual capacity but
                         solely as the Indenture Trustee

                          Dated as of February 1, 2005

================================================================================

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
                                       ARTICLE I
                                 Definitions and Usage

SECTION 1.1    Definitions and Usage....................................................   2
SECTION 1.2    Incorporation by Reference of Trust Indenture Act........................   2

                                               ARTICLE II
                                               The Notes

SECTION 2.1    Form.....................................................................   3
SECTION 2.2    Execution, Authentication and Delivery...................................   3
SECTION 2.3    Temporary Notes..........................................................   4
SECTION 2.4    Registration; Registration of Transfer and Exchange......................   4
SECTION 2.5    Mutilated, Destroyed, Lost or Stolen Notes...............................   5
SECTION 2.6    Persons Deemed Owner.....................................................   6
SECTION 2.7    Payment of Principal and Interest; Note Interest Shortfall...............   6
SECTION 2.8    Cancellation.............................................................   7
SECTION 2.9    Release of Collateral....................................................   7
SECTION 2.10   Book-Entry Notes.........................................................   7
SECTION 2.11   Notices to Clearing Agency...............................................   8
SECTION 2.12   Definitive Notes.........................................................   9

                                       ARTICLE III
                                        Covenants

SECTION 3.1    Payments to Noteholders..................................................   9
SECTION 3.2    Maintenance of Office or Agency..........................................  10
SECTION 3.3    Money for Payments to be Held in Trust...................................  10
SECTION 3.4    Existence................................................................  12
SECTION 3.5    Protection of Indenture Trust Estate.....................................  12
SECTION 3.6    Opinions as to Indenture Trust Estate....................................  12
SECTION 3.7    Performance of Obligations; Servicing of Trust Student Loans.............  13
SECTION 3.8    Negative Covenants.......................................................  15
SECTION 3.9    Annual Statement as to Compliance........................................  16
SECTION 3.10   Issuer May Consolidate, etc., Only on Certain Terms......................  16
SECTION 3.11   Successor or Transferee..................................................  17
SECTION 3.12   No Other Business........................................................  18
SECTION 3.13   No Borrowing.............................................................  18
SECTION 3.14   Obligations of Servicer and Administrator................................  18
SECTION 3.15   Guarantees, Loans, Advances and Other Liabilities........................  18
SECTION 3.16   Capital Expenditures.....................................................  18
SECTION 3.17   Restricted Payments......................................................  18

SECTION 3.18   Notice of Events of Default..............................................  19
SECTION 3.19   Further Instruments and Acts.............................................  19

                                       ARTICLE IV
                               Satisfaction and Discharge

SECTION 4.1    Satisfaction and Discharge of Indenture..................................  19
SECTION 4.2    Application of Trust Money...............................................  20
SECTION 4.3    Repayment of Moneys Held by Paying Agent.................................  20
SECTION 4.4    Auction of Trust Student Loans...........................................  20

                                       ARTICLE V
                                        Remedies

SECTION 5.1    Events of Default........................................................  21
SECTION 5.2    Acceleration of Maturity; Rescission and Annulment.......................  22
SECTION 5.3    Collection of Indebtedness and Suits for Enforcement
               by Indenture Trustee.....................................................  23
SECTION 5.4    Remedies; Priorities.....................................................  25
SECTION 5.5    Optional Preservation of the Trust Student Loans.........................  27
SECTION 5.6    Limitation of Suits......................................................  27
SECTION 5.7    Unconditional Rights of Noteholders to Receive Principal and Interest....  28
SECTION 5.8    Restoration of Rights and Remedies.......................................  28
SECTION 5.9    Rights and Remedies Cumulative...........................................  28
SECTION 5.10   Delay or Omission Not a Waiver...........................................  28
SECTION 5.11   Control by Noteholders...................................................  28
SECTION 5.12   Waiver of Past Defaults..................................................  29
SECTION 5.13   Undertaking for Costs....................................................  29
SECTION 5.14   Waiver of Stay or Extension Laws.........................................  29
SECTION 5.15   Action on Notes..........................................................  30
SECTION 5.16   Performance and Enforcement of Certain Obligations.......................  30

                                       ARTICLE VI
                                  The Indenture Trustee

SECTION 6.1    Duties of Indenture Trustee..............................................  31
SECTION 6.2    Rights of Indenture Trustee..............................................  32
SECTION 6.3    Individual Rights of Indenture Trustee...................................  32
SECTION 6.4    Indenture Trustee's Disclaimer...........................................  33
SECTION 6.5    Notice of Defaults.......................................................  33
SECTION 6.6    Reports by Indenture Trustee to Noteholders..............................  33
SECTION 6.7    Compensation and Indemnity...............................................  33
SECTION 6.8    Replacement of Indenture Trustee.........................................  34
SECTION 6.9    Successor Indenture Trustee by Merger....................................  35
SECTION 6.10   Appointment of Co-Trustee or Separate Trustee............................  35
SECTION 6.11   Eligibility; Disqualification............................................  36
SECTION 6.12   Preferential Collection of Claims Against the Issuer.....................  37

                                       ARTICLE VII
                             Noteholders' Lists and Reports
SECTION 7.1    Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders...  37
SECTION 7.2    Preservation of Information; Communications to Noteholders...............  37
SECTION 7.3    Reports by Issuer........................................................  38

                                       ARTICLE VIII
                          Accounts, Disbursements and Releases

SECTION 8.1    Collection of Money......................................................  38
SECTION 8.2    Trust Accounts...........................................................  39
SECTION 8.3    General Provisions Regarding Accounts....................................  39
SECTION 8.4    Release of Indenture Trust Estate........................................  40
SECTION 8.5    Opinion of Counsel.......................................................  40

                                       ARTICLE IX
                                 Supplemental Indentures

SECTION 9.1    Supplemental Indentures Without Consent of Noteholders...................  41
SECTION 9.2    Supplemental Indentures with Consent of Noteholders......................  42
SECTION 9.3    Execution of Supplemental Indentures.....................................  43
SECTION 9.4    Effect of Supplemental Indenture.........................................  43
SECTION 9.5    Conformity with Trust Indenture Act......................................  44
SECTION 9.6    Reference in Notes to Supplemental Indentures............................  44

                                       ARTICLE X
                                  Redemption of Notes

SECTION 10.1   Redemption...............................................................  44
SECTION 10.2   Form of Redemption Notice................................................  44
SECTION 10.3   Notes Payable on Redemption Date.........................................  45

                                       ARTICLE XI
                                     Miscellaneous

SECTION 11.1   Compliance Certificates and Opinions, etc................................  45
SECTION 11.2   Form of Documents Delivered to Indenture Trustee.........................  47
SECTION 11.3   Acts of Noteholders......................................................  47
SECTION 11.4   Notices, etc., to Indenture Trustee, Issuer and Rating Agencies..........  48
SECTION 11.5   Notices to Noteholders; Waiver...........................................  49
SECTION 11.6   Alternate Payment and Notice Provisions..................................  49
SECTION 11.7   Conflict with Trust Indenture Act........................................  49
SECTION 11.8   Effect of Headings and Table of Contents.................................  50
SECTION 11.9   Successors and Assigns...................................................  50
SECTION 11.10  Separability.............................................................  50
SECTION 11.11  Benefits of Indenture....................................................  50
SECTION 11.12  Legal Holidays...........................................................  50

SECTION 11.13  Governing Law............................................................  50
SECTION 11.14  Counterparts.............................................................  50
SECTION 11.15  Recording of Indenture...................................................  50
SECTION 11.16  Trust Obligations........................................................  51
SECTION 11.17  No Petition..............................................................  51
SECTION 11.18  Inspection...............................................................  51

               APPENDICES, SCHEDULES AND EXHIBITS

APPENDIX A     Definitions and Usage

SCHEDULE A     Schedule of Trust Student Loans
SCHEDULE B     Location of Trust Student Loan Files

EXHIBIT A      Forms of Notes
EXHIBIT B      Form of Note Depository Agreement

            INDENTURE, dated as of February 1, 2005, among SLM STUDENT LOAN TRUST 2005-2, a Delaware statutory trust (the "Issuer"), CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as eligible lender trustee on behalf of the Issuer (in such capacity, the "Eligible Lender Trustee"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as indenture trustee (in such capacity, the "Indenture Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's Student Loan-Backed Notes (the "Notes"):

                                 GRANTING CLAUSE

            The Issuer and, with respect to the Trust Student Loans, the Eligible Lender Trustee hereby Grant to the Indenture Trustee, as trustee for the benefit of the Noteholders, effective as of the Closing Date all of their right, title and interest in and to the following:

      (a) the Trust Student Loans, and all obligations of the Obligors thereunder including all moneys accrued and paid thereunder on or after the applicable Cutoff Date and all guaranties and other rights relating to the Trust Student Loans;

      (b) the Servicing Agreement, including the right of the Issuer to cause the Servicer to purchase Trust Student Loans from the Issuer under circumstances described therein;

      (c) the related Sale Agreement, including the right of the Issuer to cause the Depositor to repurchase Trust Student Loans from the Issuer under the circumstances described therein and including the rights of the Depositor under the Purchase Agreements;

      (d) the SLM ECFC Purchase Agreement and the VG Funding Purchase Agreement, to the extent that the rights of the Depositor thereunder have been assigned to the Issuer pursuant to the Sale Agreement, including the right of the Depositor to cause SLM ECFC or VG Funding, as the case may be, to repurchase Trust Student Loans from the Depositor under the circumstances described in the applicable Purchase Agreement;

      (e) the Administration Agreement and any agreement representing Eligible Repurchase Obligations between the Trust and an Eligible Repo Counterparty to be entered into from time to time;

      (f) each Guarantee Agreement, including the right of the Issuer to cause the related Guarantor to make Guarantee Payments in respect of the Trust Student Loans;

      (g) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, the Supplemental Purchase Account Initial Deposit and the Collection Account Initial Deposit, if any, and all investments and proceeds thereof (including all income thereon); and

      (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, general intangibles, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

            The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

            The Indenture Trustee, as indenture trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

                                    ARTICLE I

                              Definitions and Usage

            SECTION 1.1 Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to this Indenture, which also contains rules as to usage that shall be applicable herein.

            SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the Securities and Exchange Commission.

            "indenture securities" means the Notes.

            "indenture security holder" means a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Indenture Trustee.

            "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                                   ARTICLE II

                                    The Notes

            SECTION 2.1 Form. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

            The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

            The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

            Each class of Notes will be represented by interests in a book-entry note certificate deposited on the Closing Date with Deutsche Bank Trust Company Americas, as custodian for DTC (the "DTC Custodian"), and registered in the name of Cede & Co. as initial nominee for DTC.

            SECTION 2.2 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

            Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

            The Indenture Trustee shall upon Issuer Order authenticate and deliver Notes for original issue in an aggregate principal amount of $2,024,857,000. The aggregate principal amount of Notes Outstanding at any time may not exceed such amount except as provided in Section 2.5.

            Each Note shall be dated the date of its authentication. The Class A Notes shall be issuable as registered notes in minimum denominations of $10,000 and additional increments of $1,000. The Class B Notes shall be issuable as registered notes in minimum denominations of $100,000 and additional increments of $1,000.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

            SECTION 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture determined to be appropriate by the Responsible Officer of the Issuer executing the temporary Notes, as evidenced by his or her execution of such temporary Notes.

            If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

            SECTION 2.4 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

            If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

            Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations and a like aggregate principal amount.

            At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Noteholder thereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

            No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

            The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

            Any transfer or assignment of any Note or any interest in any Note that is not effected pursuant to the provisions of this Indenture, such as a transfer or assignment not reflected on the Note Register, shall be null and void and shall not be taken into account by, or be binding upon, the Indenture Trustee or any other party.

            SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Indenture Trustee such security or indemnity as may be required by each of them to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within 15 days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

            Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Noteholder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

            Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 2.6 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of, interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

            SECTION 2.7 Payment of Principal and Interest; Note Interest Shortfall. (a) The Notes shall accrue interest as provided in the forms of Notes in Exhibit A and such interest shall be payable on each Distribution Date as specified therein, subject to Section 3.1. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the applicable Clearing Agency, for the Notes, payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Note Final Maturity Date for such Note which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

      (b) The principal amount of each class of Notes shall be payable in installments on each Distribution Date as provided in the forms of Notes set forth in Exhibit A. Notwithstanding the foregoing, the entire unpaid principal amount of each class of the Notes shall be due and payable, if not previously paid, on the Note Final Maturity Date for such class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Indenture Trustee or the Noteholders of the Notes representing at least a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All principal payments on the Notes shall be made pro rata to the specific class of Noteholders entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

      (c) If the Issuer defaults in a payment of interest at the applicable Note Rate on the Notes, the Issuer shall pay the resulting Note Interest Shortfall on the following Distribution Date as provided in the Administration Agreement.

            SECTION 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

            SECTION 2.9 Release of Collateral. Subject to Section 11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

            SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to

The Depository Trust Company, as initial Clearing Agency, by the Issuer, or on behalf of the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a definitive, fully registered note (a "Definitive Note") representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.12:

            (i) the provisions of this Section shall be in full force and effect;

            (ii) the Note Registrar and the Indenture Trustee, and their respective directors, officers, employees and agents, may deal with the applicable Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners;

            (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

            (iv) the rights of Note Owners shall be exercised only through the applicable Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the applicable Clearing Agency and/or the applicable Clearing Agency Participants pursuant to the Note Depository Agreement; and unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the applicable Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such applicable Clearing Agency Participants;

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or applicable Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

            (vi) upon acquisition or transfer of a beneficial interest in any Book-Entry Note by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, state, local or foreign law, a non-exempt violation of such substantially similar law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

            SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication is required under this Indenture to be given to Noteholders, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture

Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

            SECTION 2.12 Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that a Clearing Agency (a) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise), (b) announces an intention to cease business permanently (or does so and no alternative clearing system acceptable to the Indenture Trustee is then available), or (c) at any time, is unwilling or unable to continue as, or ceases to be, a clearing agency registered under all applicable laws, and a successor clearing agency which is registered as a clearing agency under all applicable laws is not appointed by the Administrator within 90 days of such event, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through that Clearing Agency or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the applicable Notes advise the applicable Clearing Agency (which shall then notify the Indenture Trustee) in writing that the continuation of a book-entry system through such Clearing Agency is no longer in the best interests of such Note Owners, then the Indenture Trustee shall cause such Clearing Agency to notify all Note Owners cleared, through such Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by a Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of such Clearing Agency, which shall include, without limitation, the identity and payment instructions for all Noteholders of the applicable Notes. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders.

            Upon acquisition or transfer of a Definitive Note by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or
Section 4975 of the Code, a non-exempt prohibited transaction in violation of
Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar law, a non-exempt violation of such substantially similar law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

                                  ARTICLE III

                                   Covenants

            SECTION 3.1 Payments to Noteholders. The Issuer shall duly and punctually pay the principal and interest, if any, with respect to the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer shall cause to be distributed to Noteholders in accordance with the Administration Agreement that portion of the amounts on deposit in the Trust Accounts on a Distribution Date (other than any Eligible Investments deposited therein that will mature on the Business Day preceding a subsequent Distribution Date) which the Noteholders are entitled to receive pursuant to Sections 2.7 and 2.8 of the Administration Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

            SECTION 3.2 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York and in Luxembourg, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, or in such other jurisdiction if any of the Notes are listed on another stock exchange of international standing and the rules of such other exchange so require, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

            SECTION 3.3 Money for Payments to be Held in Trust. As provided in
Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts distributed from the Collection Account, or deposited into the Collection Account from the Supplemental Purchase Account or the Reserve Account, pursuant to Sections 2.7 and 2.8 of the Administration Agreement shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so distributed from the Collection Account for payments to Noteholders shall be paid over to the Issuer except as provided in this Section.

            On or before the Business Day next preceding each Distribution Date and Redemption Date, the Issuer shall distribute or cause to be distributed to the Indenture Trustee (or any other Paying Agent) an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

            The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

            (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

            (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payments due under the Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

            The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request or if the Issuer has been terminated to the Depositor upon its written request; and the Noteholder thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York and in Luxembourg, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, or in such other jurisdiction if any of the Notes are listed on another stock exchange of international standing and the rules of such other exchange so require, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

            SECTION 3.4 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate.

            SECTION 3.5 Protection of Indenture Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto, all such financing statements and continuation statements and will take such other action necessary or advisable to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

            (ii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

            (iii) enforce any of the Collateral; or

            (iv) preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Indenture Trust Estate against the claims of all persons and parties.

            The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

            SECTION 3.6 Opinions as to Indenture Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture as is necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

      (b) On or before December 31 in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any indentures supplemental hereto as is necessary to maintain the lien and security interest created by this Indenture and relating the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, recording and refiling of this Indenture and any indentures supplemental hereto that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

            SECTION 3.7 Performance of Obligations; Servicing of Trust Student Loans. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any other Basic Document or such other instrument or agreement.

      (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer; provided, however, the Issuer shall not be liable for any acts of Persons with whom the Issuer has contracted with reasonable care. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture. The Issuer shall give written notice to the Indenture Trustee and each Rating Agency of any such contract with any other Person.

      (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Indenture Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements prepared by the Issuer and required to be filed by the terms of this Indenture and the Administration Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount of the Notes.

      (d) If a Responsible Officer of the Issuer shall have knowledge of the occurrence of a Servicer Default or an Administrator Default under the Servicing Agreement or the Administration Agreement, respectively, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, or an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under the Administration Agreement, as the case may be, with respect to the Trust Student Loans, the Issuer shall take all reasonable steps available to it to enforce its rights under the Basic Documents in respect of such failure.

      (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers, pursuant to Section 5.1 of the Servicing Agreement, or to the Administrator of the Administrator's rights and powers, pursuant to Section 5.1 of the Administration Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer") or a successor administrator (the "Successor Administrator"), respectively, and such Successor Servicer or Successor Administrator, as the case may be, shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer or Successor Administrator has not been appointed and accepted its appointment at the time when the Servicer or Administrator, as the case may be, ceases to act as Servicer or Administrator, respectively, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer or Successor Administrator, as the case may be. The Indenture Trustee may resign as the Successor Servicer or the Successor Administrator by giving written notice of resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer or a new administrator enters into an agreement with the Issuer as provided below; provided, however, that nothing herein shall require or permit the Indenture Trustee to act as Servicer, or otherwise service the Trust Student Loans, in violation of the Higher Education Act. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Servicing Agreement or a new administrator as the Successor Administrator under the Administration Agreement, as the case may be. Any Successor Servicer or Successor Administrator, other than the Indenture Trustee, shall (i) be an established institution (A) that satisfies any requirements of the Higher Education Act applicable to servicers and (B) whose regular business includes the servicing or administration of student loans and (ii) enter into a servicing agreement or an administration agreement, respectively, with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement and the Administration Agreement, as applicable. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer or new administrator, as the case may be, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer or Successor Administrator; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement or Administration Agreement, as applicable, and in accordance with
Section 5.2 of the Servicing Agreement and Section 5.2 of the Administration Agreement, the Issuer shall enter into an agreement with such successor for the servicing or administration of the Trust Student Loans (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed as provided herein to the Servicer's duties as Servicer with respect to the Trust Student Loans, or the Administrator's duties with respect to the Issuer and the Trust Student Loans, as the case may be, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer or the Administrator, as the case may be, and the servicing or administration of the Trust Student Loans. In case the Indenture Trustee shall become successor to the Servicer or the Administrator, the Indenture Trustee shall be entitled to appoint as Servicer or as Administrator, as the case may be, any one of its Affiliates, provided that such appointment shall not affect or alter in any way the liability of the Indenture Trustee as Successor Servicer or Successor Administrator, respectively, in accordance with the terms hereof.

      (f) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, or any termination of the Administrator's rights and powers pursuant to the Administration Agreement, as the case may be, the Issuer shall promptly notify the Indenture Trustee and each Rating Agency. As soon as a Successor Servicer or a Successor Administrator is appointed, the Issuer shall notify the Indenture Trustee and each Rating Agency of such appointment, specifying in such notice the name and address of such Successor Servicer or such Successor Administrator.

      (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee or the Noteholders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, except to the extent otherwise provided in the Basic Documents, or waive timely performance or observance by the Servicer, the Administrator, the Depositor, the Excess Distribution Certificateholder, SLM ECFC, VG Funding, the Issuer or the Eligible Lender Trustee under the Basic Documents; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders, or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the Noteholders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Noteholders, the Issuer shall give written notice thereof to each Rating Agency and agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

            SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

            (i) except as expressly permitted by this Indenture or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Trustee;

            (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate;

            (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law, and other than as expressly permitted by the Basic Documents) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Indenture Trust Estate.

            SECTION 3.9 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and each Rating Agency, within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2005), an Officers' Certificate of the Issuer stating that:

            (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officers' supervision; and

            (ii) to the best of such Authorized Officers' knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

            SECTION 3.10 Issuer May Consolidate, etc., Only on Certain Terms.

      (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

            (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, and interest, if any, on all Notes and the performance or observance of every agreement and covenant of this Indenture and the other Basic Documents on the part of the Issuer to be performed or observed, all as provided herein;

            (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

            (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal or Delaware state tax consequence to the Issuer or any Noteholder;

            (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
Article III and that all conditions
precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

      (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Indenture Trust Estate, to any Person, unless:

            (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, and interest, if any, on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein,
(C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

            (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

            (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal or Delaware state tax consequence to the Issuer or any Noteholder;

            (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

            SECTION 3.11 Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

      (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), SLM Student Loan Trust 2005-2 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery by the Issuer of written notice to the Indenture Trustee stating that SLM Student Loan Trust 2005-2 is to be so released.

            SECTION 3.12 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Trust Student Loans and the other assets of the Issuer and related proceeds in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

            SECTION 3.13 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

            SECTION 3.14 Obligations of Servicer and Administrator. The Issuer shall cause the Servicer to comply with Sections 3.1, 3.2 and 3.3 of the Administration Agreement and Section 3.7 of the Servicing Agreement and the Administrator to comply with Sections 2.11, 3.1, 3.2 and 3.3 of the Administration Agreement.

            SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture and the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

            SECTION 3.16 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

            SECTION 3.17 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Eligible Lender Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders, the Administrator, the Depositor and the Excess Distribution Certificateholder as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

            SECTION 3.18 Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each default on the part of (i) the Depositor of its obligations under the Sale Agreement, (ii) SLM ECFC of its obligations under the SLM ECFC Purchase Agreement, (iii) VG Funding of its obligations under the VG Funding Purchase Agreement, (iv) the Servicer of its obligations under the Servicing Agreement, or (v) the Administrator of its obligations under the Administration Agreement. In addition, the Issuer shall deliver to the Indenture Trustee and each Rating Agency, within five days after the occurrence thereof, written notice in the form of an Officers' Certificate of the Issuer of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

            SECTION 3.19 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                           Satisfaction and Discharge

            SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including, without limitation, the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under
Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

      (a)   either

            (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

            (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

                  (i) have become due and payable,

                  (ii) will become due and payable at their respective Note Final Maturity Date, within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Note Final Maturity Date;

      (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

      (c) the Issuer has delivered to the Indenture Trustee an Officers' Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            SECTION 4.2 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Administration Agreement or required by law.

            SECTION 4.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

            SECTION 4.4 Auction of Trust Student Loans. On the date (the "Trust Auction Date") that is three Business Days prior to the Distribution Date immediately following the end of the first Collection Period when the Pool Balance is equal to 10% or less of the Initial Pool Balance, any Trust Student Loans remaining in the Trust shall be offered for sale by the Indenture Trustee unless the Servicer has exercised its option to purchase the Trust Estate as described in Section 6.1(a) of the Administration Agreement with respect to such Distribution Date. The Servicer will be deemed to have waived such option if it fails to notify the Eligible Lender Trustee and the Indenture Trustee of its exercise thereof in writing prior to the Indenture Trustee's acceptance of a bid to purchase such Trust Student Loans; provided, however, that there shall be no such offer for sale if the Indenture Trustee fails to provide notice to the Servicer in accordance with this Section 4.4. The Indenture Trustee shall provide written notice to the Servicer of any such offer for sale at least 5 Business Days in advance of the Trust Auction Date. The Indenture Trustee shall permit the Depositor and any of its Affiliates, including SLM ECFC and the Servicer, to offer bids only if the Pool Balance as of the applicable Trust Auction Date is equal to 10% or less of the Initial Pool Balance and such bid does not exceed the fair market value of the Trust Student Loans as of the Trust Auction Date. If at least two bids are received, the Indenture Trustee shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee shall accept the highest of such remaining bids if it is equal to or in excess of both the Minimum Purchase Amount (plus any amounts owed to the Servicer as Carryover Servicing Fees) and the fair market value of such Trust Student Loans as of the end of the Collection Period immediately preceding the Trust Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the Minimum Purchase Amount (plus any amounts owed to the Servicer as Carryover Servicing Fees) and the fair market value of the Trust Student Loans, the Indenture Trustee shall not consummate such sale. The Indenture Trustee may consult, and, at the direction of the Depositor, shall consult, with a financial advisor, including an underwriter of the Notes or the Administrator, to determine if the fair market value of the Trust Student Loans has been offered. The proceeds of any such sale will be paid at the time set forth in
Section 2.6 of the Administration Agreement and applied in the order of priority set forth in Section 5.4(b). If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids for sale of the Trust Student Loans with respect to future Distribution Dates upon terms similar to those described above, including the Servicer's waiver of its option to purchase the Trust Estate in accordance with
Section 6.1(a) of the Administration Agreement with respect to each such future Distribution Date.

                                   ARTICLE V

                                    Remedies

            SECTION 5.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

            (ii) default in the payment of the principal of any Note when the same becomes due and payable on the related Note Final Maturity Date; or

            (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing having been incorrect in any material respect as of the time when made, such default or breach having a material adverse effect on the holders of the Notes, and such default or breach shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

            (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (v) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

            SECTION 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Noteholders representing at least a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject, however, to Section 5.4 of this Indenture.

            At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders of Notes representing at least a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

            (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (a) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (b) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

            (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

            No such rescission shall affect any subsequent default or impair any right consequent thereto.

            SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of any Note when the same becomes due and payable at the related Note Final Maturity Date, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the rate specified in Section 2.7 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

      (a) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

      (b) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

      (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other, comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

            (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

            (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and

            (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

      (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

      (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

      (f) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

            SECTION 5.4 Remedies; Priorities. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.5):

      (a)   (i)   institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

            (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture, with respect to the Indenture Trust Estate;

            (iii) exercise any remedies of a secured party under the UCC with respect to the Trust Estate and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

            (iv) sell the Indenture Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and/or

            (v) elect to have the Eligible Lender Trustee maintain ownership of the Trust Student Loans and continue to apply collections with respect to the Trust Student Loans as if there had been no declaration of acceleration;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or (ii) with respect to the Class A Notes, unless (A) the Noteholders of 100% of the Outstanding Amount of the Class A Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Class A Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Class A Notes for principal and interest or (C) the Indenture Trustee determines that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Class A Notes as would have become due if the Class A Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of 66-2/3% of the Outstanding Amount of the Class A Notes; provided, further, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or (ii) with respect to the Class A Notes, unless (D) the proceeds of such sale or liquidation distributable to the Class B Noteholders plus the proceeds of the sale or liquidation of the Trust Estate distributable to the Class B Noteholders are sufficient to pay to the Class B Noteholders the Outstanding Amount of the Class B Notes plus accrued and unpaid interest thereon or (E) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation distributable to the Class B Noteholders plus the proceeds of the sale or liquidation of the Trust Estate distributable to the Class B Noteholders would not be sufficient to pay to the Class B Noteholders the outstanding principal plus accrued and unpaid interest thereon, the Class B Noteholders of at least a majority of the Outstanding Amount of the Class B Notes consent thereto. In determining such sufficiency or insufficiency with respect to clauses (B), (C), (D) and (E), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate and/or Trust Estate, as applicable, for such purpose.

      (b) Notwithstanding the provisions of Section 8.2, following the occurrence and during the continuation of an Event of Default specified in
Section 5.1(i), 5.1(ii), 5.1(iv) or 5.1(v) which has resulted in an acceleration of the Notes, if the Indenture Trustee collects any money or property, it shall pay out the money or property (and other amounts including amounts, if any, held on deposit in each of the Trust Accounts) held as Collateral for the benefit of the Noteholders, net of liquidation costs associated with the sale of the assets of the Trust, in the following order:

            FIRST: to the Indenture Trustee for amounts due under Section 6.7;

            SECOND: to the Servicer for due and unpaid Primary Servicing Fees;

            THIRD: to the Administrator, any due and unpaid Administration Fees;

            FOURTH: to the Class A Noteholders for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind among the classes of Class A Notes, according to the amounts due and payable on the Class A Notes for such interest;

            FIFTH: to the Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind among the classes of Class A Notes, according to the amounts due and payable on the Class A Notes for principal;

            SIXTH: to the Class B Noteholders for amounts due and unpaid on the Class B Notes for interest;

            SEVENTH: to the Class B Noteholders for amounts due and unpaid on the Class B Notes for principal;

            EIGHTH: to the Servicer, for any unpaid Carryover Servicing Fees;
and

            NINTH: to the Issuer, for distribution in accordance with the terms of the Administration Agreement and the Trust Agreement.

            The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

            SECTION 5.5 Optional Preservation of the Trust Student Loans. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate. In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

            SECTION 5.6 Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

            (ii) the Noteholders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

            (iii) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

            (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of at least a majority of the Outstanding Amount of the Notes;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

            In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

            SECTION 5.7 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on its Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

            SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

            SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

            SECTION 5.11 Control by Noteholders. The Noteholders of at least a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

            (i) such direction shall not be in conflict with any rule of law or with this Indenture;

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

            (ii) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by the Noteholders of not less than 100% of the Outstanding Amount of the Notes;

            (iii) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Noteholders of less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

            (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

            SECTION 5.12 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of money due has been obtained as described in
Section 5.2, the Noteholders of at least a majority of the Outstanding Amount of the Notes may waive any past Default and its consequences except a Default (a) in payment when due of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

            Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

            SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit Instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

            SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 5.15 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

            SECTION 5.16 Performance and Enforcement of Certain Obligations.

      (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, SLM ECFC, VG Funding, the Administrator and the Servicer, as applicable, of each of their respective obligations to the Issuer, whether directly or by assignment, under or in connection with the Sale Agreement, the SLM ECFC Purchase Agreement, the VG Funding Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the SLM ECFC Purchase Agreement, the VG Funding Purchase Agreement, the Administration Agreement and the Servicing Agreement, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, SLM ECFC, VG Funding, the Administrator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, SLM ECFC, VG Funding, the Administrator or the Servicer of each of their obligations under the Sale Agreement, the SLM ECFC Purchase Agreement, the VG Funding Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively.

      (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the written direction of the Noteholders of 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, SLM ECFC, VG Funding, the Administrator or the Servicer under or in connection with the Sale Agreement, the SLM ECFC Purchase Agreement, the VG Funding Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Depositor, SLM ECFC, VG Funding, the Administrator or the Servicer of each of their obligations to the Issuer thereunder, whether directly or by assignment, and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the SLM ECFC Purchase Agreement, the VG Funding Purchase Agreement, the Administration

Agreement and the Servicing Agreement, respectively, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              The Indenture Trustee

            SECTION 6.1 Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

            (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

      (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

      (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the other Basic Documents.

      (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

      (g) Except as expressly provided in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

      (h) In the event that the Indenture Trustee is the Paying Agent or the Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Indenture shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Note Registrar.

      (i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 6.2 Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document.

      (b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officers' Certificate of the Issuer and/or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

      (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

      (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

      (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 6.3 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

            SECTION 6.4 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

            SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail notice of the Default to each Noteholder within 90 days and to each Rating Agency as soon as practicable within 30 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders. Except as provided in the first sentence of this Section 6.5, in no event shall the Indenture Trustee be deemed to have knowledge of a Default or an Event of Default.

            SECTION 6.6 Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver to each Noteholder (and to each Person who was a Noteholder at any time during the applicable calendar year) such information as may be required to enable such holder to prepare its Federal and state income tax returns. Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, the Indenture Trustee shall mail to each Noteholder a brief report as of such December 31 that complies with TIA
Section 313(a) if required by said section. The Indenture Trustee shall also comply with TIA Section 313(b). A copy of each such report required pursuant to TIA Section 313(a) or (b) shall, at the time of such transaction to Noteholders, be filed by the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing.

            SECTION 6.7 Compensation and Indemnity. The Issuer shall cause the Depositor to pay to the Indenture Trustee reasonable compensation for its services in accordance with a separate agreement between the Depositor and the Indenture Trustee and shall cause the Depositor to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it as provided in such separate agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Administrator to indemnify the Indenture Trustee and its directors, officers, employees and agents against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the other Basic Documents. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents. The Issuer shall cause the Administrator to defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel acceptable to it in its sole discretion the reasonable fees and expenses of which shall be paid by the Administrator on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

            The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in
Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

            SECTION 6.8 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time by so notifying the Issuer. The Noteholders of at least a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

            (i) the Indenture Trustee fails to comply with Section 6.11;

            (ii) an Insolvency Event occurs with respect to the Indenture
Trustee;

            (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

            (iv) the Indenture Trustee otherwise becomes incapable of acting.

            If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

            A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

            If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the

Noteholders of at least a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. The successor Indenture Trustee shall give notice of its appointment as successor Indenture Trustee to the Rating Agencies.

            If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

            Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

            SECTION 6.9 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

            In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

            SECTION 6.10 Appointment of Co-Trustee or Separate Trustee.

      (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No such appointment shall relieve the Indenture Trustee of its obligations hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

      (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

      (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a), the requirements of an "eligible lender" under 20 USC Section 1085(d) and the requirements of Rule 3a-7(4)(i) of the General Rules and Regulations under the Investment Company Act of 1940, as amended. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long-term senior unsecured debt rating of not less than investment grade by each of the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section

310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 6.12 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VII

                         Noteholders' Lists and Reports

            SECTION 7.1 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

            SECTION 7.2 Preservation of Information; Communications to Noteholders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section
7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

      (a) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Section 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

      (b) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

      (c) On each Distribution Date the Indenture Trustee shall provide to each Noteholder of record as of the related Record Date the information provided by the Administrator to the Indenture Trustee on the related Determination Date pursuant to Section 2.11 of the Administration Agreement.

      (d) The Indenture Trustee shall furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Basic Documents. The Indenture Trustee shall furnish to the Noteholders promptly upon receipt thereof from the Eligible Lender Trustee notice of any amendment of the Administration Agreement pursuant to Section 8.5 of the Administration Agreement.

            SECTION 7.3 Reports by Issuer.

      (a) The Issuer shall:

            (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

            (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

      (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

            SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it on behalf of Noteholders or the Trust pursuant to the Administration Agreement as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.

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

Any such action shall be without prejudice to any right to claim a Default under this Indenture and any right to proceed thereafter as provided in Article V.

            SECTION 8.2 Trust Accounts. (a) On or prior to the Closing Date, the Issuer shall cause the Administrator to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Trust, the Trust Accounts as provided in Section 2.3 of the Administration Agreement.

      (b) On or before the Business Day immediately preceding each Distribution Date, all Available Funds and amounts set forth in paragraph (a)(2) of the definition of Available Funds with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 2.4 of the Administration Agreement. On or before each Distribution Date, the Indenture Trustee (or any other Paying Agent) shall make the required deposits and distributions as provided in Sections 2.7 and 2.8 of the Administration Agreement.

      (c) During the Supplemental Purchase Period, the Indenture Trustee shall withdraw funds as directed by the Administrator pursuant to 2.10(c) of the Administration Agreement for the purchase of Additional Trust Student Loans.

      (d) On the Business Day immediately following the end of the Supplemental Purchase Period, the Indenture Trustee shall transfer any amounts remaining in the Supplemental Purchase Account at the end of the Supplemental Purchase Period into the Collection Account, as directed by the Administrator

            SECTION 8.3 General Provisions Regarding Accounts. (a) So long as no Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order, subject to the provisions of Section 2.3(b) of the Administration Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such Trust Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

      (b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable for the selection of Eligible Investments or by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

      (c) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 10:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to
Section 5.2, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration; then the Indenture Trustee shall invest and reinvest funds in the Trust Accounts in the Eligible Investments described in clause (d) of the definition thereof.

            SECTION 8.4 Release of Indenture Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this
Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

      (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

      (c) Each Noteholder, by the acceptance of a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Trust Student Loan to be sold (i) to the Depositor in accordance with
Section 6 of the Sale Agreement, (ii) to the Servicer in accordance with Section
3.5 of the Servicing Agreement, (iii) to VG Funding (or the Seller from which VG Funding originally purchased such Trust Student Loan), to SLM ECFC or to another Affiliate of SLM Corporation in accordance with Section 3.11F. of the Servicing Agreement, (iv) to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan, (v) to VG Funding in accordance with Section 6 of the VG Funding Purchase Agreement or (vi) to SLM ECFC in accordance with
Section 6 of the SLM ECFC Purchase Agreement, and each Noteholder, by the acceptance of a Note, consents to any such release.

            SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.4(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                             Supplemental Indentures

      SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

      (a) Without the consent of any Noteholders but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

            (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

            (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

            (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not materially adversely affect the interests of the Noteholders;

            (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

            (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

            The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

      (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

            SECTION 9.2 Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Noteholders of at least a majority of the Outstanding Amount of the Notes, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

            (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

            (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

            (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to Section 5.4;

            (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

            (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

            (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of any Note of the security provided by the lien of this Indenture.

            It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

            SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

            SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

            SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                               Redemption of Notes

            SECTION 10.1 Redemption. The Indenture Trustee shall, upon receipt of written notice from the Servicer pursuant to Section 6.1(b) of the Administration Agreement, give prompt written notice to the Noteholders of the occurrence of such event. In the event that the assets of the Trust are sold pursuant to Section 6.1(a) of the Administration Agreement, that portion of the amounts on deposit in the Trust Accounts to be distributed to the Noteholders shall be paid to the Noteholders as provided in Sections 2.7 and 2.8 of the Administration Agreement. If amounts are to be paid to Noteholders pursuant to this Section 10.1, the notice of such event from the Indenture Trustee to the Noteholders shall include notice of the redemption of Notes by application of such amounts on the next Distribution Date which is not sooner than 15 days after the date of such notice (the "Redemption Date"), whereupon all such amounts shall be payable on the Redemption Date.

            SECTION 10.2 Form of Redemption Notice. Notice of redemption under
Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile, mailed or transmitted on or prior to the applicable Redemption Date to each Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder's address or facsimile number appearing in the Note Register.

            All notices of redemption shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price; and

            (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).

            Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder of any Note shall not impair or affect the validity of the redemption of any other Note.

            SECTION 10.3 Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  Miscellaneous

            SECTION 11.1 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Rating Agencies (i) an Officers' Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this indenture shall include:

            (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

      (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Rating Agencies an Officers' Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

            (ii) Whenever the Issuer is required to furnish to the Indenture Trustee and the Rating Agencies an Officers' Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

            (iii) Other than any property released as contemplated by clause (v) below, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officers' Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

            (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officers' Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below, or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

            (v) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Trust Student Loans as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) convey to the Depositor, the Servicer or another eligible lender those specified Trust Student Loans as and to the extent permitted or required by and in accordance with
Section 8.4(c) hereof and Section 6 of the Sale Agreement, Section 3.5 of the Servicing Agreement or Section 3.11E of the Servicing Agreement, respectively, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing December 31, 2005, an Officers' Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A), (B) or (C) above that occurred during the immediately preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

            SECTION 11.2 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters, and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

            SECTION 11.3 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

      (c) The ownership of Notes shall be proved by the Note Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

            SECTION 11.4 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

      (a) The Indenture Trustee by any Noteholder, the Servicer, the Administrator or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office with a copy to: Deutsche Bank Trust Company Americas, 60 Wall Street, 26th Floor, Mailstop NYC60-2606, New York, New York 10005, Attention: Trust & Securities Services/Structured Finance Services.

      (b) The Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: SLM Student Loan Trust 2005-2, in care of Chase Manhattan Bank USA, National Association, Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention: Corporate Trust Department; with copies to JPMorgan Chase Bank, N.A., 450 West 33rd Street 15th Fl., New York, New York 10001, Attention: Structured Finance Services; and the Administrator, 12061 Bluemont Way, V3419, Reston, Virginia 20190, Attention: ABS Trust Administration, or any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

            Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Eligible Lender Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of S&P, at the following address: 55 Water Street, New York, New York 10041-0003, Attention: Asset Backed Surveillance Department, 32nd Floor, and (iii) in the case of Fitch, at the following address: One State Street Plaza, New York, New York 10004, Attention: Municipal Structured Finance Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

            SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

            Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default.

            SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

            SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

            The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

            SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successor and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind the successors, co-trustees and agents (excluding any legal representatives or accountants) of the Indenture Trustee.

            SECTION 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied shall give to any person, other than the parties hereto and their successors hereunder, the Noteholders, any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

            SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other

Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

            SECTION 11.16 Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Servicer, the Eligible Lender Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Eligible Lender Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

            SECTION 11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they shall not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents. The foregoing shall not limit the rights of the Indenture Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by any Person other than the Indenture Trustee.

            SECTION 11.18 Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information obtained from such examination or inspection except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

            IN WITNESS WHEREOF, the Issuer, the Eligible Lender Trustee and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                              SLM STUDENT LOAN TRUST 2005-2

                              By: CHASE MANHATTAN BANK USA, NATIONAL
                              ASSOCIATION, not in its individual capacity
                              but solely as Eligible Lender Trustee

                              By:     /s/  JOHN J. CASHIN

                                   Name:   John J. Cashin
                                   Title:  Vice President

                              CHASE MANHATTAN BANK USA, NATIONAL
                              ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee

                              By:     /s/  JOHN J. CASHIN
                                   Name:   John J. Cashin
                                   Title:  Vice President

                              DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              not in its individual capacity but solely as Indenture Trustee

                              By:     /s/  MICHELE H.Y. VOON
                                   Name:   Michele H.Y. Voon
                                   Title:  Assistant Vice President

                                                                      APPENDIX A

                              DEFINITIONS AND USAGE

                                  Series 2005-2

                                      USAGE

      The following rules of construction and usage shall be applicable to any instrument that is governed by this appendix (this "Appendix"):

      (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

      (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

      (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

      (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

      (e) Any agreement, instrument or statute defined or referred to below or any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by assignment, assumption, waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                 Appendix A-1

                                   DEFINITIONS

      "Accrual Period" means, with respect to a Distribution Date, the period from and including the immediately preceding Distribution Date to, but excluding, the then-current Distribution Date, or in the case of the initial such period, the period from and including the Closing Date to, and including, April 24, 2005.

      "Act" means the Securities Act of 1933, as amended.

      "Actual/360" means that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

      "Additional Bill of Sale" has the meaning specified in each of the Purchase Agreements or the Sale Agreement, as applicable.

      "Additional Purchase Agreement" has the meaning specified in each of the Purchase Agreements, as applicable.

      "Additional Sale Agreement" has the meaning specified in the Sale
Agreement.

      "Additional Trust Student Loan" means each Eligible Loan purchased by the Trust during the Supplemental Purchase Period from the Depositor pursuant to
Section 3.2 of the Sale Agreement and each related Additional Sale Agreement.

      "Adjusted Pool Balance" means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of that Pool Balance and the Specified Reserve Account Balance for that Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, that Pool Balance.

      "Administration Agreement" means the Administration Agreement dated as of February 15, 2005, among the Administrator, the Servicer, the Depositor, the Trust and the Eligible Lender Trustee.

      "Administration Fees" has the meaning specified in Section 2.14 of the Administration Agreement.

      "Administrator" means Sallie Mae, Inc., in its capacity as administrator of the Trust in accordance with the Administration Agreement.

      "Administrator Default" has the meaning specified in Section 5.1 of the Administration Agreement.

      "Administrator's Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 3.1(c) of the Administration Agreement.

      "Administrator's Officers' Certificate" means any Officers' Certificate of the Administrator delivered pursuant to Section 3.1(b) of the Administration Agreement.

                                 Appendix A-2

      "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Authenticating Agent" means JPMorgan Chase Bank, in respect of the Excess Distribution Certificate.

      "Authorized Officer" means (i) with respect to the Trust, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Trust pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

      "Available Funds" means, as to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period or, in the case of a Monthly Servicing Payment Date, the applicable portion of these amounts:

      (a) all collections received by the Servicer on the Trust Student Loans, including any Guarantee Payments received on the Trust Student Loans, but net of:

                  (1) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors under the Guarantee Agreements, and

                  (2) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable Trust Student Loan, on the Trust Student Loans for that Collection Period, if any;

                                 Appendix A-3

      (b) any Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans during that Collection Period;

      (c) all Liquidation Proceeds from any Trust Student Loans which became Liquidated Student Loans during that Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer related to their liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans, and all Recoveries on Liquidated Student Loans which were written off in prior Collection Periods or during that Collection Period;

      (d) the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by the Depositor or purchased by the Servicer or for Trust Student Loans sold to another eligible lender pursuant to Section 3.11E of the Servicing Agreement;

      (e) the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by either of SLM ECFC or VG Funding;

      (f) the aggregate amounts, if any, received from any of SLM ECFC, VG Funding, the Depositor or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Trust Student Loans pursuant to the Sale Agreement or Section 3.5 of the Servicing Agreement, respectively;

      (g) amounts received by the Trust pursuant to Sections 3.1 and 3.12 of the Servicing Agreement during that Collection Period as to yield or principal adjustments;

      (h) any interest remitted by the Administrator to the Collection Account prior to such Distribution Date or Monthly Servicing Payment Date;

      (i) Investment Earnings for that Distribution Date earned on amounts on deposit in each Trust Account;

      (j) amounts transferred from the Reserve Account in excess of the Specified Reserve Account Balance as of that Distribution Date;

      (k) on the initial Distribution Date, all amounts transferred into the Collection Account from the Supplemental Purchase Account on the Business Day immediately following the end of the Supplemental Purchase Period; and

      (l) on the initial Distribution Date, the Collection Account Initial Deposit;

      provided that if on any Distribution Date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Reserve Account, to pay any of the items specified in clauses (a) through (d) of

                                 Appendix A-4

      Section 2.8 of the Administration Agreement (but excluding clause (d), and including clauses (e) through (i) thereof, in the event that a condition exists as described in either clause (i) or (ii) of paragraph (x) of
      Section 2.8 of the Administration Agreement), as set forth in Section 2.9 of the Administration Agreement, relating to such distributions, then Available Funds for that Distribution Date will include, in addition to the Available Funds as defined above, amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account on the related Determination Date which would have constituted Available Funds for the Distribution Date succeeding that Distribution Date, up to the amount necessary to pay such items, and the Available Funds for the succeeding Distribution Date will be adjusted accordingly.

      "Basic Documents" means the Trust Agreement, the Indenture, the Servicing Agreement, the Administration Agreement, the Sale Agreement, the SLM ECFC Purchase Agreement, the VG Funding Purchase Agreement, the Guarantee Agreements, the Note Depository Agreement and other documents and certificates delivered in connection with any such documents.

      "Benefit Plan" means (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

      "Bill of Sale" has the meaning specified in each of the Purchase Agreements or the Sale Agreement, as applicable.

      "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

      "Business Day" means (i) with respect to calculating LIBOR of a specified maturity, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

      "Carryover Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

      "Class A Note" means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note or a Class A-5 Note.

      "Class A Note Interest Shortfall" means, for any Distribution Date, the excess of (x) the Class A Noteholders' Interest Distribution Amount on the preceding Distribution Date over (y) the amount of interest actually distributed to the Class A Noteholders on the preceding Distribution Date, plus interest on the amount of that excess, to the extent permitted by law, at

                                 Appendix A-5
the interest rate applicable for each such class of Notes from the preceding Distribution Date to the current Distribution Date.

      "Class A Note Principal Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Class A Noteholders' Principal Distribution Amount on that Distribution Date, over (ii) the amount of principal actually distributed to the Class A Noteholders on such Distribution Date.

      "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Note Register.

      "Class A Noteholders' Distribution Amount" means, for any Distribution Date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for that Distribution Date.

      "Class A Noteholders' Interest Distribution Amount" means, for any Distribution Date, the sum of: (1) the amount of interest accrued at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate or the Class A-5 Rate, as applicable, for the related Accrual Period on the Outstanding Amount of all classes of Class A Notes on the immediately preceding Distribution Date(s) after giving effect to all principal distributions to Class A Noteholders on that preceding Distribution Date or, in the case of the first Distribution Date, on the Closing Date, and (2) the Class A Note Interest Shortfall for that Distribution Date.

      "Class A Noteholders' Principal Distribution Amount" means, for any Distribution Date, the Principal Distribution Amount for that Distribution Date, plus any Class A Note Principal Shortfall as of the close of business on the preceding Distribution Date; provided that the Class A Noteholders' Principal Distribution Amount will not exceed the Outstanding Amount of the Class A Notes. In addition, on the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date or the Class A-5 Maturity Date, as applicable, the principal required to be distributed to the related Class A Noteholders will include the amount required to reduce the Outstanding Amount of that class to zero.

      "Class A-1 Maturity Date" means the April 2010 Distribution Date.

      "Class A-2 Maturity Date" means the January 2013 Distribution Date.

      "Class A-3 Maturity Date" means the July 2014 Distribution Date.

      "Class A-4 Maturity Date" means the April 2017 Distribution Date.

      "Class A-5 Maturity Date" means the April 2020 Distribution Date.

      "Class A-1 Noteholder" means a Person in whose name a Class A-1 Note is registered in the Note Register.

      "Class A-2 Noteholder" means a Person in whose name a Class A-2 Note is registered in the Note Register.

                                 Appendix A-6

      "Class A-3 Noteholder" means a Person in whose name a Class A-3 Note is registered in the Note Register.

      "Class A-4 Noteholder" means a Person in whose name a Class A-4 Note is registered in the Note Register.

      "Class A-5 Noteholder" means a Person in whose name a Class A-5 Note is registered in the Note Register.

      "Class A-1 Notes" means the $450,000,000 Floating Rate Class A-1 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

      "Class A-2 Notes" means the $603,000,000 Floating Rate Class A-2 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

      "Class A-3 Notes" means the $321,000,000 Floating Rate Class A-3 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

      "Class A-4 Notes" means the $388,000,000 Floating Rate Class A-4 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

      "Class A-5 Notes" means the $202,111,000 Floating Rate Class A-5 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-5 thereto.

      "Class A-1 Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, minus 0.02%, based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-1 Rate shall mean the Initial Accrual Rate minus 0.02%, based on an Actual/360 accrual method.

      "Class A-2 Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.01% based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-2 Rate shall mean the Initial Accrual Rate plus 0.01%, based on an Actual/360 accrual method.

      "Class A-3 Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.04% based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-3 Rate shall mean the Initial Accrual Rate plus 0.04%, based on an Actual/360 accrual method.

                                 Appendix A-7

      "Class A-4 Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.08% based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-4 Rate shall mean the Initial Accrual Rate plus 0.08%, based on an Actual/360 accrual method.

      "Class A-5 Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.09% based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-5 Rate shall mean the Initial Accrual Rate plus 0.09%, based on an Actual/360 accrual method.

      "Class B Maturity Date" means the October 2025 Distribution Date.

      "Class B Note Interest Shortfall" means, with respect to any Distribution Date, (1) the excess of (i) the Class B Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Class B Noteholders on such preceding Distribution Date, plus (2) interest on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the Class B Rate from such preceding Distribution Date to the current Distribution Date.

      "Class B Note Principal Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Class B Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Class B Noteholders on such Distribution Date.

      "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Note Register.

      "Class B Noteholders' Distribution Amount" means, for any Distribution Date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for that Distribution Date.

      "Class B Noteholders' Interest Distribution Amount" means, for any Distribution Date, the sum of (1) the amount of interest accrued at the Class B Rate for the related Accrual Period on the Outstanding Amount of the Class B Notes on the immediately preceding Distribution Date(s) (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all principal distributions to Class B Noteholders on that preceding Distribution Date, and
(ii) the Class B Note Interest Shortfall for that Distribution Date.

      "Class B Noteholders' Principal Distribution Amount" means, for any Distribution Date, the excess of (1) the sum of (a) the Principal Distribution Amount for such Distribution Date plus (b) the Class A Note Principal Shortfall as of the close of the preceding Distribution Date plus (c) the Class B Note Principal Shortfall as of the close of business on the preceding Distribution Date over (2) the Class A Noteholders' Principal Distribution Amount for that Distribution Date; provided that the Class B Noteholders' Principal Distribution Amount will not exceed the Outstanding Amount of the Class B Notes. In addition, on the Class B Maturity Date, the

                                 Appendix A-8
principal required to be distributed to the Class B Noteholders will include the amount required to reduce the Outstanding Amount of the Class B Notes to zero.

      "Class B Notes" means the $60,746,000 Floating Rate Class B Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-6 thereto.

      "Class B Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.17% based on an Actual/360 accrual method. For the initial Accrual Period, the Class B Rate shall mean the Initial Accrual Rate plus 0.17%, based on an Actual/360 accrual method.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to applicable law. The initial Clearing Agency shall be DTC, and the initial nominee for such Clearing Agency shall be Cede & Co.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing Date" means February 15, 2005.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

      "Collateral" has the meaning specified in the Granting Clause of the Indenture.

      "Collection Account" means the account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

      "Collection Account Initial Deposit" means $5,205,000, representing amounts excluded from the Supplemental Purchase Account Initial Deposit due to the application of the proviso contained in the definition thereof.

      "Collection Period" means, with respect to the first Distribution Date, the period beginning on the Closing Date and ending on March 31, 2005, and with respect to each subsequent Distribution Date the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

      "Commission" means the Securities and Exchange Commission.

      "Consolidation Loans" means Student Loans made in accordance with the
Section 428C of the Higher Education Act.

      "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 60 Wall Street, 26th Floor, Mailstop

                                 Appendix A-9

NYC60-2606, New York, New York 10005, Attention: Trust & Securities Services/Structured Finance Services, telephone: (212) 250-8454, facsimile:
(212) 797-8606 or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Depositor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention: Corporate Trust Department (telephone: (302) 552-6279; facsimile: (302) 552-6280); or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Administrator and the Depositor).

      "Cutoff Date" means (a) the Initial Cutoff Date with respect to the Initial Trust Student Loans and (b) the applicable Subsequent Cutoff Date with respect to the related Additional Trust Student Loan or Substituted Trust Student Loan.

      "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

      "Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

      "Delaware Statutory Trust Act" means Chapter 38 of Title 12, Part V of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts."

      "Delivery" when used with respect to Trust Account Property means:

   (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(3) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or the nominee of either subject to

                                 Appendix A-10
   the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, "Physical Property"); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

   (b) with respect to any security issued by the U.S. Treasury, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held at a Federal Reserve Bank pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: the crediting of such book-entry security to an appropriate book-entry account of the Indenture Trustee or its nominee or the custodian or securities intermediary at a Federal Reserve Bank, causing the custodian to continuously indicate by book-entry such book-entry security as credited to the relevant book-entry account, the continuous crediting of such book-entry security to a securities account of the custodian at such Federal Reserve Bank and the continuous identification of such book-entry security by the custodian as credited to the appropriate book-entry account; and

   (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

      "Department" means the United States Department of Education, an agency of the Federal government.

      "Depositor" means SLM Funding LLC, a Delaware limited liability company, and its successors and assigns, including, for such purpose, a permitted transferee of all of SLM Funding LLC's right, title and interest in the Excess Distribution Certificate.

      "Depository Agreement" means the Note Depository Agreement.

      "Determination Date" means, with respect to the Collection Period preceding any Distribution Date, the first Business Day preceding such Distribution Date.

      "Distribution Date" means, for any class of Notes the 25th day of each of January, April, July and October, or, if such day is not a Business Day, the immediately following Business Day, commencing April 25, 2005.

      "DTC" means The Depository Trust Company, or any successor thereto.

                                 Appendix A-11

      "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody's, S&P, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade.

      "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) either a long-term senior unsecured debt rating of "AAA" or a short-term senior unsecured debt or certificate of deposit rating of "A-1+" or better by S&P and (B)(1) a long-term senior unsecured debt rating of "A1" or better and (2) a short-term senior unsecured debt rating of "P-1" or better by Moody's, and (C) if such institution is rated by Fitch, a long-term senior unsecured debt rating of "AA" or a short-term senior unsecured debt rating of "F-1+," or any other long-term, short-term or certificate of deposit rating with respect to which the Rating Agency Condition has been satisfied and (ii) whose deposits are insured by the FDIC. If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

      "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

   (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, SLMA, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (GNMA), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Federal National Mortgage Association (Fannie Mae) or SLMA shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

   (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                                 Appendix A-12

   (c) commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

   (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

   (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

   (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

   (g) asset-backed securities, including asset-backed securities issued by Affiliates, or entities formed by Affiliates, of SLM Corporation, but excluding mortgage-backed securities, that at the time of investment have a rating in the highest investment category granted by each of the Rating Agencies, but not at a purchase price in excess of par;

   (h) Eligible Repurchase Obligations; and

   (i) any other investment which would not result in the downgrading or withdrawal of any rating of the Notes by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

For purposes of the definition of "Eligible Investments" the phrase "highest investment category" means (i) in the case of Fitch, "AAA" for long-term investments (or the equivalent) and "F-1+" for short-term investments (or the equivalent), (ii) in the case of Moody's, "Aaa" for long-term investments (or the equivalent) and "P-1" for short-term investments (or the equivalent), and
(iii) in the case of S&P, "AAA" for long-term investments (or the equivalent) and "A-1+" for short-term investments (or the equivalent). A proposed investment not rated by Fitch but rated in the highest investment category by Moody's and S&P shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.

      "Eligible Lender Trustee" means Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement. "Eligible Lender Trustee" shall also mean each successor Eligible Lender Trustee as of the qualification of such successor as Eligible Lender Trustee under the Trust Agreement.

      "Eligible Loans" has the meaning specified in any of the Purchase Agreements or the Sale Agreement, as applicable.

      "Eligible Repo Counterparty" means an institution that is an eligible lender (under the Federal Family Education Loan Program) or that holds Student Loans through an eligible lender trustee and whose short-term debt ratings are not less than "P-1" by Moody's, "A-1" by S&P and "F1" by Fitch, if rated by Fitch.

                                 Appendix A-13

      "Eligible Repurchase Obligations" means repurchase obligations with respect to Student Loans serviced by the Servicer or an Affiliate thereof, entered into with an Eligible Repo Counterparty, provided that the applicable repurchase date shall occur no later than the Business Day prior to the next Distribution Date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

      "Excess Distribution Certificate" means the certificate, substantially in the form of Exhibit A to the Trust Agreement, evidencing the right to receive payments thereon as set forth in Sections 2.8(m) and 2.9(f) of the Administration Agreement.

      "Excess Distribution Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.3(g) of the Trust Agreement, which paying agent shall initially be the Indenture Trustee.

      "Excess Distribution Certificate Register" and "Excess Distribution Certificate Registrar" mean the register mentioned and the registrar appointed pursuant to Section 3.3(c) of the Trust Agreement.

      "Excess Distribution Certificateholder" means the person in whose name an Excess Distribution Certificate is registered in the Excess Distribution Certificate Register.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

      "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Federal Funds Rate" means the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds rate for each Saturday and

                                 Appendix A-14

Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

      "Fitch" means Fitch, Inc., also known as Fitch Ratings.

      "Funding Interim Trust Agreement" means the Interim Trust Agreement, dated as of February 1, 2005, between the Depositor and the Interim Eligible Lender Trustee.

      "GLB Regulations" means the Joint Banking Agencies' Privacy of Consumer Financial Information, Final Rule (12 CFR Parts 40, 216, 332 and 573) or the Federal Trade Commission's Privacy of Consumer Financial Information, Final Rule (16 CFR Part 313), as applicable, implementing Title V of the Gramm-Leach-Bliley Act, Public Law 106-102, as amended.

      "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

      "Guarantee Agreement" means any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

      "Guarantee Payment" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.

      "Guarantor" means any entity listed on Attachment B (as amended from time to time) to the Sale Agreement, the Purchase Agreements, any Additional Purchase Agreement or any Additional Sale Agreement, as applicable.

      "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

      "H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

      "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

      "Indenture" means the Indenture dated as of February 1, 2005, among the Eligible Lender Trustee on behalf of the Trust, the Trust and the Indenture Trustee.

                                 Appendix A-15

      "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all Collateral Granted to the Indenture Trustee), including all proceeds thereof.

      "Indenture Trustee" means Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture.

      "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

      "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

      "Index Maturity" means, with respect to any Accrual Period, a period of time equal to three or four months, as applicable, commencing on the first day of that Accrual Period.

      "Initial Accrual Rate" means for each class of Notes and the Accrual Period commencing on the Closing Date to, but excluding, the first Distribution Date, the rate per annum as determined on the related Determination Date, as follows:

                              X + [10/31* (Y - X)]

where:

                            X = Two-Month LIBOR, and
                             Y = Three-Month LIBOR.

      "Initial Cutoff Date" means February 15, 2005.

      "Initial Cutoff Date Pool Balance" means, as of the Cutoff Date and with respect to the Initial Trust Student Loans, $2,004,809,104.

      "Initial Pool Balance" means the sum of: (x) the Initial Cutoff Date Pool Balance, and (y) the Supplemental Purchase Account Initial Deposit.

      "Initial Trust Student Loans" means the Trust Student Loans purchased by the Trust on the Closing Date pursuant to the Sale Agreement.

                                 Appendix A-16

      "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

      "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

      "Interim Eligible Lender Trustee" means Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as Interim Eligible Lender Trustee under the Interim Trust Agreement. "Interim Eligible Lender Trustee" shall also mean each successor Interim Eligible Lender Trustee as of the qualification of such Interim Eligible Lender Trustee under the Interim Trust Agreement.

      "Interim Trust Loans" has the meaning set forth in the Interim Trust Agreement.

      "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.3(b) of the Administration Agreement.

      "Issuer" means the Trust and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

      "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

      "LIBOR" means Two-Month LIBOR or Three-Month LIBOR, as applicable.

      "LIBOR Determination Date" means, for each Accrual Period, the second Business Day before the beginning of that Accrual Period.

      "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

                                 Appendix A-17

      "Liquidated Student Loan" means any defaulted Trust Student Loan liquidated by the Servicer (which shall not include any Trust Student Loan on which Guarantee Payments are received) or which the Servicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to charge off.

      "Liquidation Proceeds" means, with respect to any Liquidated Student Loan which became a Liquidated Student Loan during the current Collection Period in accordance with the Servicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

      "Loan" has the meaning set forth in Section 2 of each of the Purchase Agreements, and each Additional Purchase Agreement, as applicable.

      "Minimum Purchase Amount" means an amount that would be sufficient to (i) reduce the Outstanding Amount of each class of Notes on such Distribution Date to zero and (ii) pay to the respective Noteholders the Class A Noteholders' Interest Distribution Amount and the Class B Noteholders' Interest Distribution Amount payable on such Distribution Date.

      "Monthly Servicing Payment Date" means the 25th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing in March 2005.

      "Moody's" means Moody's Investors Service, Inc.

      "Note Depository Agreement" means the Letter of Representations, dated February 15, 2005 among the Trust, the Eligible Lender Trustee and the Indenture Trustee in favor of DTC.

      "Note Final Maturity Date" for a class of Notes means the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date or the Class B Maturity Date, as applicable.

      "Note Interest Shortfall" means the Class A Note Interest Shortfall, if any, and/or the Class B Note Interest Shortfall, if any, as applicable.

      "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the applicable Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

      "Note Pool Factor" means, as of the close of business on a Distribution Date, a seven-digit decimal figure equal to the Outstanding Amount of a class of Notes divided by the original Outstanding Amount of such class of Notes. The Note Pool Factor for each class will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor for each class will decline to reflect reductions in the Outstanding Amount of that class of Notes.

                                 Appendix A-18

      "Note Rates" means, with respect to any Accrual Period, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate and the Class B Rate for such Accrual Period, collectively.

      "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4 of the Indenture.

      "Noteholder" means either a Class A Noteholder or a Class B Noteholder, as the context requires.

      "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes, collectively.

      "Obligor" on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

      "Officers' Certificate" means (i) in the case of the Trust, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, and (ii) in the case of the Depositor, the Administrator or the Servicer, a certificate signed by any two Authorized Officers of the Depositor, the Administrator or the Servicer, as applicable.

      "Opinion of Counsel" means (i) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Eligible Lender Trustee, the Trust, the Depositor or an Affiliate of the Depositor and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Depositor, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator or the Servicer, which counsel shall be acceptable to the Indenture Trustee and the Eligible Lender Trustee.

      "Origination Fee" means any origination fee payable to the Department by the lender with respect to any Trust Student Loan.

      "Outstanding" means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

   (a) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

   (b) Notes or portions thereof, for which payment has been made to the applicable Noteholders in reduction of the outstanding principal balance thereof or for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any

                                 Appendix A-19

   Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

   (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

      "Outstanding Amount" means, as of any date of determination, the aggregate principal balance of all the Notes or the applicable class or classes of Notes, as the case may be, Outstanding at such date of determination.

      "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Eligible Lender Trustee on behalf of the Trust to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust.

      "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company, limited liability partnership or government or any agency or political subdivision thereof.

      "Physical Property" has the meaning assigned to such terms in the definition of "Delivery" above.

      "Pool Balance" for any date means the aggregate principal balance of the Trust Student Loans on that date (including accrued interest that is expected to be capitalized), as reduced by:

      (a) all payments received by the Trust through that date from borrowers, the Guarantors and the Department;

      (b) all amounts received by the Trust through that date from repurchases of the Trust Student Loans by SLM ECFC, VG Funding or the Depositor, as applicable, or purchases by the Servicer;

                                 Appendix A-20

      (c) all Liquidation Proceeds and Realized Losses on the Trust Student Loans liquidated through that date;

      (d) the amount of any adjustments to the outstanding principal balances of the Trust Student Loans that the Servicer makes under the Servicing Agreement through that date; and

      (e) the amount by which Guarantor reimbursements of principal on defaulted Trust Student Loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

      "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

      "Primary Servicing Fee" for any Monthly Servicing Payment Date has the meaning specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Monthly Servicing Payment Dates that remain unpaid.

      "Principal Distribution Amount" means (i) with respect to the initial Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes exceeds the Adjusted Pool Balance for that Distribution Date, and (ii) with respect to each subsequent Distribution Date, the amount by which the Adjusted Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for that Distribution Date.

      "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

      "Purchase Agreements" means the SLM ECFC Purchase Agreement and the VG Funding Purchase Agreement, each dated as of February 15, 2005.

      "Purchase Amount" with respect to any Trust Student Loan means the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued interest thereon.

      "Purchased Student Loan" means a Trust Student Loan which is, as of the close of business on the last day of a Collection Period, purchased by the Servicer pursuant to Section 3.5 of the Servicing Agreement or repurchased by the Depositor pursuant to Section 6 of the Sale Agreement, repurchased by SLM ECFC pursuant to Section 6 of the SLM ECFC Purchase Agreement, repurchased by VG Funding pursuant to Section 6 of the VG Funding Purchase Agreement or sold to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan pursuant to Section 3.11E of the Servicing Agreement.

                                 Appendix A-21

      "Rating Agency" means Moody's, S&P and Fitch. If any such organization or successor thereto is no longer in existence, "Rating Agency" with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

      "Rating Agency Condition" means, with respect to any intended action, that each Rating Agency then rating a class of Notes shall have been given 10 days' prior written notice thereof and that each such Rating Agency shall have notified the Administrator, the Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such proposed action will not result in and of itself in the reduction or withdrawal of its then current rating of any class of Notes.

      "Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any Liquidated Student Loan over Liquidation Proceeds for that Liquidated Student Loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

      "Record Date" means, with respect to a Distribution Date or Redemption Date and for each class of Notes, the close of business on the day preceding such Distribution Date or Redemption Date.

      "Recoveries" means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

      "Redemption Date" means in the case of a payment to Noteholders pursuant to Section 10.1 of the Indenture, the Distribution Date specified pursuant to
Section 10.1 of the Indenture.

      "Redemption Price" means an amount equal to the Outstanding Amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date.

      "Reference Banks" means four major banks in the London interbank market, as selected by the Administrator.

      "Registrar" means the Excess Distribution Certificate Registrar and/or the Note Registrar, as applicable.

      "Reserve Account" means the account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

      "Reserve Account Initial Deposit" means $5,012,023.

      "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee

                                 Appendix A-22
customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Sale Agreement" means the Sale Agreement Master Securitization Terms Number 1000, dated as of February 15, 2005, among the Eligible Lender Trustee on behalf of the Trust, the Trust, the Interim Eligible Lender Trustee and the Depositor, and the sale agreement or agreements entered into thereunder.

      "Schedule of Trust Student Loans" means the listing of the Trust Student Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

      "Serial Loan" means an additional student loan other than a Consolidation Loan, which is made to a borrower who is also a borrower under at least one Trust Student Loan.

      "Servicer" means Sallie Mae, Inc., in its capacity as servicer of the Trust Student Loans.

      "Servicer Default" means an event specified in Section 5.1 of the Servicing Agreement.

      "Servicer Distribution Date" has the meaning specified in the Servicing Agreement.

      "Servicer's Report" means any report of the Servicer delivered pursuant to
Section 3.1(a) of the Administration Agreement, substantially in the form acceptable to the Administrator.

      "Servicing Agreement" means the Servicing Agreement dated as of February 15, 2005, among the Trust, the Eligible Lender Trustee, the Servicer, the Administrator and the Indenture Trustee.

      "Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

      "SLMA" means the Student Loan Marketing Association.

      "SLM ECFC" means SLM Education Credit Finance Corporation.

      "SLM ECFC Purchase Agreement" means the Purchase Agreement Master Securitization Terms Number 1000, dated as of February 15, 2005, among SLM ECFC, the Interim Eligible Lender Trustee and the Depositor, as well as each purchase agreement entered into thereunder.

      "SLS Loan" means a Trust Student Loan designated as such that is made under the Supplemental Loans for Students Program in accordance with the Higher Education Act.

                                 Appendix A-23

      "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

      "Specified Reserve Account Balance" means, for any Distribution Date, the greater of:

      (a) 0.25% of the Pool Balance as of the close of business on the last day of the related Collection Period; and

      (b)   $2,004,809;

provided that in no event will that balance exceed the Outstanding Amount of the Notes.

      "Stafford Loan" means a Trust Student Loan designated as such that is made under the Stafford Loan Program in accordance with the Higher Education Act.

      "State" means any one of the 50 States of the United States of America or the District of Columbia.

      "Statistical Cutoff Date" means January 26, 2005.

      "Student Loans" means education loans to students and parents of students under the Federal Family Education Loan Program.

      "Subsequent Cutoff Date" with respect to each Additional Trust Student Loan or Substituted Trust Student Loan has the meaning set forth in the related Additional Purchase Agreement and Additional Sale Agreement.

      "Substituted Trust Student Loan" means each Eligible Loan substituted by the Depositor pursuant to Section 6(B) of the Sale Agreement and each related Additional Sale Agreement.

      "Successor Administrator" has the meaning specified in Section 3.7(e) of the Indenture.

      "Successor Servicer" has the meaning specified in Section 3.7(e) of the Indenture.

      "Supplemental Purchase Account" means an account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

      "Supplemental Purchase Account Initial Deposit" means $30,318,663.44 which is equal to the excess, if any, of (x) the Pool Balance as of the Statistical Cutoff Date over (y) the Initial Cutoff Date Pool Balance; provided that such amount is not in excess of 5% of the Pool Balance as of the Statistical Cutoff Date.

      "Supplemental Purchase Period" means the period during which the Trust will be able to purchase Additional Trust Student Loans with funds on deposit in the Supplemental Purchase Account, beginning on the Closing Date and ending on March 1, 2005.

                                 Appendix A-24

      "Telerate Page 3750" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "Three-Month LIBOR" means, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. Dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Three-Month LIBOR in effect for the applicable Accrual Period will be Three-Month LIBOR in effect for the previous Accrual Period.

      "Transfer Date" has the meaning specified in Section 5.2(a) of the Administration Agreement.

      "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

      "Trust" means SLM Student Loan Trust 2005-2, a Delaware statutory trust established pursuant to the Trust Agreement.

      "Trust Account Property" means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, the Supplemental Purchase Account Initial Deposit, the Collection Account Initial Deposit and all earnings on and proceeds of the foregoing.

      "Trust Accounts" has the meaning specified in Section 2.3(b) of the Administration Agreement.

      "Trust Agreement" means the short-form trust agreement, dated as of January 28, 2005, between the Depositor and the Eligible Lender Trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of February 15, 2005 among the Depositor, the Eligible Lender Trustee and the Indenture Trustee.

                                 Appendix A-25

      "Trust Auction Date" has the meaning specified in Section 4.4 of the Indenture.

      "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Sale Agreement and any Additional Sale Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Trust Agreement, the Administration Agreement, the Servicing Agreement and any Eligible Repurchase Obligations.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

      "Trust Student Loan" means any student loan that is listed on the Schedule of Initial Trust Student Loans on the Closing Date, plus any Additional Trust Student Loan, plus any student loan that is permissibly substituted for a Trust Student Loan by the Depositor pursuant to Section 6 of the Sale Agreement or pursuant to Section 6 of an Additional Sale Agreement or by the Servicer pursuant to Section 3.5 of the Servicing Agreement, but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto or any Liquidated Student Loan following receipt by or on behalf of the Trust of Liquidation Proceeds with respect thereto or following such Liquidated Student Loan having otherwise been written off by the Servicer.

      "Trust Student Loan Files" means the documents specified in Section 2.1 of the Servicing Agreement.

      "Two-Month LIBOR" see Three-Month LIBOR.

      "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

      "VG Funding" means VG Funding, LLC.

      "VG Funding Eligible Lender Trustee" means Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as interim eligible lender trustee for the benefit of VG Funding under the VG Funding Interim Trust Agreement.

      "VG Funding Interim Trust Agreement" means the Interim Trust Agreement dated as of February 1, 2005, between VG Funding and the VG Funding Eligible Lender Trustee.

      "VG Funding Purchase Agreement" means the Purchase Agreement Master Securitization Terms Number 1000, dated as of February 15, 2005, among VG Funding, the VG Funding Eligible Lender Trustee, the Interim Eligible Lender Trustee and the Depositor, as well as each purchase agreement entered into thereunder.

                                 Appendix A-26

                                                                      SCHEDULE A

                         Schedule of Trust Student Loans

                       [See Schedule A to the Bill of Sale

                      (Attachment C to the Sale Agreement)]

                                 Schedule A-1

                                                                      SCHEDULE B

                      Location of Trust Student Loan Files

                 [See Attachment B to the Servicing Agreement)]

                                 Schedule B-1

                                                                       EXHIBIT A

                                 [FORM OF NOTES]

                          (SEE TABS 15.1 THROUGH 16.1)

                                  Exhibit A-1

                                                                       EXHIBIT B

                        Form of Note Depository Agreement

                                  Exhibit B-1